EXHIBIT 23.4





                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form SB-2 of Bio-One Corporation of our report, dated November 17, 2003 relating to the financial statements of Physicians Nutraceutrical Laboratories, Inc. as of and for the year ended December 31, 2002.


/s/ Parks, Tschopp, Whitcomb & Orr, P.A.



Maitland, Florida
January 27, 2004